Exhibit 10.10

EXECUTION VERSION

THIRD AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of May 30, 2018 and is entered into by and among ZEKELMAN INDUSTRIES, INC., a Delaware corporation (the “Borrower”), GOLDMAN SACHS LENDING PARTNERS LLC, as administrative agent (in such capacity, the “Administrative Agent”) and arranger (in such capacity, the “Arranger” or “Goldman Sachs”), and the several banks and financial institutions parties hereto as Lenders. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement referenced below.

RECITALS

WHEREAS, the Borrower is party to that certain Amended and Restated Credit Agreement, dated as of June 14, 2016 (as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of February 9, 2017, and the Second Amendment to Amended and Restated Credit Agreement, dated as of August 9, 2017, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the several lenders from time to time parties thereto, the Administrative Agent and the other agents and entities parties thereto;

WHEREAS, the Borrower is party to that certain Intercreditor Agreement, dated as of March 11, 2011 (as supplemented by the Joinder Agreement, dated as of November 13, 2014, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Intercreditor Agreement”), by and among the Borrower (formerly known as JMC Steel Group, Inc.) and JPMorgan Chase Bank, N.A. (succeeded by the Administrative Agent);

WHEREAS, the Borrower is party to that certain Junior Lien Intercreditor Agreement, dated as of June 14, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Junior Lien Intercreditor Agreement”), by and among Wheatland Tube, LLC, a Pennsylvania corporation, the Borrower, certain subsidiaries of the Borrower that become parties thereto from time to time, JPMorgan Chase Bank, N.A., the Administrative Agent and Wilmington Trust, National Association;

Repricing Amendment

WHEREAS, the Borrower has requested that the Lenders under the Credit Agreement prior to the Third Amendment Effective Date (as defined below) (the “Existing Lenders”) consent to reduce the Applicable Rate for the Term Loans (the “Repricing Amendment”) on the terms and subject to the conditions set forth herein and in the Credit Agreement;

WHEREAS, each Existing Lender that executes and delivers a signature page to this Amendment on or prior to the Third Amendment Effective Date (the “Consenting Lenders”) hereby consents to the amendments set forth herein subject to the conditions in Section III(a) to this Amendment;

WHEREAS, the Borrower is electing to replace each Existing Lender that is not executing a counterpart of this Amendment (each, a “Non-Consenting Lender”) pursuant to Section 3.07 of the Credit Agreement;

WHEREAS, Goldman Sachs Lending Partners LLC (in such capacity, the “Replacement Lender”) wishes to purchase the Term Loans of (i) each of the Non-Consenting Lenders and (ii) each of the

Consenting Lenders that elect the “Cash Roll” option (the “Cash Roll Lenders”) and to consent to the amendments set forth herein; and

Required Lender Amendments

WHEREAS, the Borrower has also requested that the Required Lenders agree to consent to the amendments set forth in Section II herein (collectively, the “Required Lender Amendments”), in each case as provided for herein;

WHEREAS, each Consenting Lender that executes and delivers a signature page to this Amendment on or prior to the Third Amendment Effective Date is willing to amend the Intercreditor Agreement and the Junior Lien Intercreditor Agreement, and hereby consents to the amendments set forth herein subject to the conditions in Section III(b) to this Amendment; and

WHEREAS, pursuant to Section 8.3 of the Intercreditor Agreement and of the Junior Lien Intercreditor Agreement, the Administrative Agent, the Consenting Lenders, as applicable, and the Borrower hereby agree to amend certain provisions of the Intercreditor Agreement and the Junior Lien Intercreditor Agreement to effectuate the foregoing.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.     REPRICING AMENDMENT

Upon the satisfaction of the conditions to effectiveness set forth in Section III(a) below, the parties hereto agree that the Credit Agreement shall be amended as follows:

(a)       Amendments to Section 1.01: Section 1.01 of the Credit Agreement is hereby amended as follows:

(1)       The first paragraph of the definition of “Applicable Rate” is hereby replaced in its entirety with the following:

““Applicable Rate” means (w) prior to the First Amendment Effective Date, a percentage per annum equal to 5.00% per annum for Eurodollar Rate Loans and 4.00% per annum for Base Rate Loans; provided that, such Applicable Rate shall step down to 4.75% per annum for Eurodollar Rate Loans and 3.75% per annum for Base Rate Loans if the Consolidated First Lien Secured Debt Ratio is equal to or less than 2.50:1.00, (x) on and after the First Amendment Effective Date, but prior to the Second Amendment Effective Date, including with respect to the February 2017 Increased Term Loan, a percentage per annum equal to 3.75% per annum for Eurodollar Rate Loans and 2.75% per annum for Base Rate Loans; provided that, such Applicable Rate shall step down to 3.50% per annum for Eurodollar Rate Loans and 2.50% per annum for Base Rate Loans if the Consolidated First Lien Secured Debt Ratio is equal to or less than 2.50:1.00, (y) on and after the Second Amendment Effective Date, but prior to the Third Amendment Effective Date, a percentage per annum equal to 2.75% per annum for Eurodollar Rate Loans and 1.75% per annum for Base Rate Loans and (z) on and after the Third Amendment Effective Date, a percentage per annum equal to 2.25% per annum for Eurodollar Rate Loans and 1.25% per annum for Base Rate Loans.”

(2)       The following definitions are hereby added to Section 1.01 of the Credit Agreement in proper alphabetical sequence:

“Third Amendment Effective Date” shall mean May 30, 2018.

“Third Amendment to the Credit Agreement” shall mean the Third Amendment to the Amended and Restated Credit Agreement, dated as of May 30, 2018, among the Borrower, the Administrative Agent and the Lenders listed on the signature pages thereto.

(b)       Amendment to Section 2.03: Section 2.03(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“If the Borrower makes a prepayment of the entire then-outstanding principal amount under Term Loan Facility pursuant to Section 2.03(a) or a prepayment of the entire then outstanding principal amount under the Term Loan Facility with the proceeds of any Specified Refinancing Debt pursuant to Section 2.03(b)(iii), in each case within six (6) months after the Third Amendment Effective Date in connection with any Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of the applicable Lenders (including each Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 3.07), a prepayment premium in an amount equal to 1.0% of the principal amount prepaid.”

(c)       Amendment to Section 2.06: Section 2.06(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)       Subject to the provisions of Section 2.06(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the greater of (x) the Eurodollar Rate for such Interest Period and (y) 0.00%, plus (B) the Applicable Rate for Eurodollar Rate Loans under such Facility and (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the greater of (x) the percentage for clause (i)(A) above and (y) the Base Rate, plus (B) the Applicable Rate for Base Rate Loans under such Facility.”

SECTION II.     REQUIRED LENDER AMENDMENTS

Upon the satisfaction of the conditions to effectiveness set forth in Section III(b) below, the parties hereto agree that the Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the Credit Agreement shall be amended as follows:

(a)       Amendments to the Preamble of the Intercreditor Agreement:

(1)       Bank of America, N.A. shall be the “Revolving Credit Administrative Agent” as defined in and for all purposes of the Intercreditor Agreement.

(2)       Bank of America, N.A. shall be the “Revolving Credit Collateral Agent” as defined in and for all purposes of the Intercreditor Agreement.

(b)       Amendments to Section 1.1 of the Intercreditor Agreement:

(1)       The definition of “Collateral” in Section 1.1 of the Intercreditor Agreement is hereby replaced in its entirety with the following:

““Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting either ABL Collateral or Fixed Asset Collateral. For the avoidance of doubt, ABL Foreign Collateral and Fixed Asset Mortgages shall not constitute Collateral under this Agreement.”

(2)       (i) The definition of “Mortgaged Premises” in Section 1.1 of the Intercreditor Agreement is hereby replaced in its entirety with the following:

““Mortgaged Properties” has the meaning given to such term in the Amended and Restated Credit Agreement, dated as of June 14, 2016, among the Borrower, each lender from time to time party thereto and Goldman Sachs Lending Partners LLC as administrative agent.”

(ii) All references to “Mortgaged Premises” in the Intercreditor Agreement is hereby replaced with “Mortgaged Properties”.

(3)       The definition of “Revolving Credit Agreement” in Section 1.1 of the Intercreditor Agreement is hereby replaced in its entirety with the following:

““Revolving Credit Agreement” means that certain Revolving Credit and Guaranty Agreement, to be entered into in June 2018, among the Borrower, Holdings, the Guarantor, the lenders and agents party thereto and Bank of America, as Revolving Credit Administrative Agent and Revolving Credit Collateral Agent, as amended, supplemented, amended and restated, replaced, refinanced or otherwise modified from time to time.”

(4)       The definition of “Revolving Credit Collateral” in Section 1.1 of the Intercreditor Agreement is hereby replaced in its entirety with the following:

““Revolving Credit Collateral” means all of the assets and property of any Grantor with respect to which a Lien is granted as security for any Revolving Credit Obligations.”

(5)       The definition of “Revolving Credit Mortgages” in Section 1.1 of the Intercreditor Agreement is hereby removed in its entirety.

(6)       The definition of “Revolving Credit Pledge and Security Agreement” in Section 1.1 of the Intercreditor Agreement is hereby replaced in its entirety with the following:

““Revolving Credit Pledge and Security Agreement” means the Pledge and Security Agreement, to be entered into in June 2018, among the Borrower, Holdings, each of the other grantors from time to time party thereto and Bank of America, N.A., as collateral agent, as it may be amended, supplemented or otherwise modified from time to time.”

(c)       Amendments to Section 2.3 of the Intercreditor Agreement:

(1)       Section 2.3(a) of the Intercreditor Agreement is hereby amended by adding “(other than any Lien securing real property)” after the reference to “Revolving Credit Obligations”.

(2)       Section 2.3 of the Intercreditor Agreement is hereby amended by replacing the last sentence thereof with the following:

“For the avoidance of doubt, and notwithstanding anything herein or in any Credit Document to the contrary, (i) the Credit Parties that are not US Credit Parties (as defined in the Revolving Credit

Agreement) may grant Liens on their assets or property to secure the Revolving Credit Obligations in accordance with the terms of the Revolving Credit Documents but shall not be required to grant liens on such asset or property to secure the Fixed Asset Obligations and (ii) the Revolving Credit Collateral Agent has elected not to receive a Lien on real property and as such the Credit Parties may grant Liens on real property to secure the Fixed Asset Obligations but shall not be required to grant liens on such real property to secure the Revolving Credit Obligations.”

(d)       Amendments to Section 2.4 of the Intercreditor Agreement: Section 2.4 of the Intercreditor Agreement is hereby amended to:

(1)       add “(excluding, for the avoidance of doubt, any real property)” after the first reference to “Fixed Asset Facility Collateral”; and

(2)       add “(other than with respect to any real property Collateral)” after the second reference to “taken as a whole” in clause (b) thereof.

(e)       Amendments to the Preamble and the Recitals of the Junior Lien Intercreditor Agreement:

(1)       Bank of America, N.A. shall be the “Revolving Credit Administrative Agent” as defined in and for all purposes of the Junior Lien Intercreditor Agreement.

(2)       Bank of America, N.A. shall be the “Revolving Credit Collateral Agent” as defined in and for all purposes of the Junior Lien Intercreditor Agreement.

(3)       The first recital of the Junior Intercreditor Agreement is hereby replaced in its entirety with the following:

“The Borrower, Holdings, the Guarantors, the lenders and agents party thereto and Bank of America, as Revolving Credit Administrative Agent and Revolving Credit Collateral Agent, are party to that certain Revolving Credit and Guaranty Agreement, to be entered into in June 2018, providing a revolving credit and letter of credit facility to the Borrower and the Canadian Borrower (as amended, supplemented, amended and restated, replaced, refinanced or otherwise modified from time to time, the “Revolving Credit Agreement”);”

(f)       Amendments to Section 2.3 of the Junior Lien Intercreditor Agreement:

(1)       The first sentence of Section 2.3 of the Junior Lien Intercreditor Agreement is hereby amended by adding “(other than, with respect to the Revolving Credit Obligations only, any Lien securing real property)” after the last reference to “Priority Obligations”.

(2)       Section 2.3 of the Junior Lien Intercreditor Agreement is hereby amended by replacing the last sentence thereof with the following:

“For the avoidance of doubt, and notwithstanding anything herein or in any Credit Document to the contrary, (i) the Notes Obligations shall not at any time be secured by any Liens granted by the Credit Parties that are not US Credit Parties (as defined in the Revolving Credit Agreement) and (ii) the Revolving Credit Collateral Agent has elected not to receive a Lien on real property and as such the Credit Parties may grant Liens on real property to secure the Fixed Asset Obligations and Notes Obligations but shall not be required to grant liens on such real property to secure the Revolving Credit Obligations.”

(g)       Amendments to Section 2.4 of the Junior Lien Intercreditor Agreement: Section 2.4 of the Junior Lien Intercreditor Agreement is hereby amended to:

(1)       add “(and with respect to ABL Collateral only, any real property)” after the reference to “ABL Foreign Collateral”; and

(2)       add “and to reflect the provisions set forth in the last sentence of Section 2.3” at the end of clause (b) thereof.

(h)       Amendments to Section 1.01 of the Credit Agreement. The following definitions are added to Section 1.01 of the Credit Agreement in alphabetical order:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

(i)       Amendments to Article 9 of the Credit Agreement. Article 9 of the Credit Agreement is hereby amended to add the following Section 9.14 after Section 9.15 thereof:

“9.15. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c) The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.”

SECTION III.       CONDITIONS TO EFFECTIVENESS

(a) The Repricing Amendment shall become effective on the date on which the following conditions precedent are satisfied (or waived by the Administrative Agent):

(1) the Administrative Agent shall have received a counterpart of this Amendment executed and delivered by (i) a duly authorized officer of the Borrower and each Guarantor, (ii) the Consenting Lenders representing the Required Lenders under the Credit Agreement (as in effect immediately prior to effectiveness of this Amendment) and (iii) the Replacement Lender, which together with such Consenting Lenders, shall represent each of the Lenders;

(2) all fees and expenses required to be paid on the Third Amendment Effective Date pursuant to (i) this Amendment and (ii) that certain amended and restated engagement letter dated as of May 24, 2018 by and among the Borrower and the engagement parties party thereto, including reasonable and documented out-of-pocket expenses required to be paid on the Third Amendment Effective Date pursuant hereto and thereto (including reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy LLP) shall have been paid to the extent invoiced in reasonable detail at least two Business Days prior to the Third Amendment Effective Date);

(3) the representations and warranties contained in Article V of the Credit Agreement and each other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Third Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date;

(4) no Default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment or from the application of proceeds therefrom;

(5) the Administrative Agent shall have received an opinion from Latham & Watkins LLP, special New York counsel to the Loan Parties, covering such customary matters relating to this Amendment as the Administrative Agent shall reasonably request;

(6) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated as of the Third Amendment Effective Date (A) (1) attaching copies of Organizational Documents of the Borrower, certified as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of organization or certified by a Responsible Officer of the Borrower as of the Third Amendment Effective Date or (2) certifying that there has been no change to such Organizational Documents previously delivered to the Administrative Agent, (B) attaching copies of the resolutions of the board of directors (or other applicable governing body) of the Borrower or such Guarantor, as applicable, approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, in each case certified by a Responsible Officer of the Borrower or such Guarantor to be in force and effect as of the Third Amendment Effective Date, and (C) attaching copies of certificates of good standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the appropriate Governmental Authorities;

(7) the Administrative Agent shall have received a certificate of the Borrower dated as of the Third Amendment Effective Date signed by a Responsible Officer of the Borrower, certifying that no Default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment;

(8) the Borrower and each of the Guarantors shall have provided the documentation and other information reasonably requested in writing at least ten (10) days prior to the Third Amendment Effective

Date by the Lenders in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act; and

(9) all accrued interest on the Term Loans outstanding immediately prior to the Third Amendment Effective Date, whether or not due and payable, shall have been paid in full in a manner reasonably satisfactory to the Administrative Agent and such amounts, when paid, shall be set off against interest that is due and payable on such Term Loans pursuant to Section 2.06(c) of the Credit Agreement at the end of the Interest Period in effect on the Third Amendment Effective Date applicable to such Term Loans.

The Administrative Agent shall give prompt notice in writing to the Borrower of the occurrence of the Third Amendment Effective Date. Each Consenting Lender hereby authorizes the Administrative Agent to provide such notice and agree that such notice shall be irrevocably conclusive and binding.

(b) The Required Lender Amendments shall become effective on the date on which the following conditions precedent are satisfied (or waived by the Administrative Agent):

(1) the Administrative Agent shall have received a counterpart of this Amendment executed and delivered by (i) a duly authorized officer of the Borrower and each Guarantor and (ii) the Consenting Lenders representing the Required Lenders under the Credit Agreement (as in effect immediately prior to effectiveness of this Amendment); and

(2) Each of the conditions in clauses (a)(2), (a)(3) and (a)(4) above shall have been satisfied.

SECTION IV.       REAFFIRMATION; ACKNOWLEDGMENT AND CONSENT

4.1     Reaffirmation of Security Interests and Guaranty.

(a)       Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (ii) its guarantee of the Obligations under the Subsidiary Guaranty and (iii) its grant of Liens on the Collateral to the Collateral Agent for the benefit of the Lenders to secure the prompt payment and performance in full when due of the Obligations pursuant to the Collateral Documents.

(b)       Each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect as amended on the date hereof and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. On and after the Third Amendment Effective Date, the parties confirm and acknowledge with respect to each Loan Document not amended or modified restated in connection with the Third Amendment that unless the context otherwise requires (i) each reference in such Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import shall be a reference to the Credit Agreement as amended by the Third Amendment, and as such agreement may be otherwise amended, amended and restated, modified or supplemented and in effect from time to time and (ii) the definition of any term defined in any such Loan Document by reference to the terms defined in the “Credit Agreement” shall reference the defined terms in the Credit Agreement, as amended hereby, as the same may be otherwise amended, amended and restated, modified or supplemented and in effect from time to time.

4.2   Acknowledgement and Consent.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION V.       REPRESENTATIONS AND WARRANTIES

In order to induce the Existing Lenders and the Administrative Agent to enter into this Amendment, each of the Borrower and each Guarantor represents and warrants to the Administrative Agent and each Lender, as of the Third Amendment Effective Date, both before and after giving effect to this Amendment, that:

(a) Power and Authority. Each of the Borrower and each Guarantor has all requisite power and authority to execute, deliver and perform its obligations under this Amendment.

(b) Authorization, No Contravention. The execution, delivery and performance by each of the Borrower and each Guarantor of this Amendment, and the consummation of the transactions contemplated herein, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law, in each case, except with respect to any violation, breach or contravention or payment (but not creation of Liens), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(c) Enforceability. This Amendment has been duly executed and delivered by each Loan Party. This Amendment constitutes, a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, examinership, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

(d) Solvency. On the Third Amendment Effective Date, after giving effect to this Amendment and the transactions contemplated hereby, the Loan Parties together with their Restricted Subsidiaries on a consolidated basis, are Solvent.

(e) Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Amendment or delivered hereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery; it being understood that such projections may vary from actual results and that such variances may be material.

SECTION VI.       MISCELLANEOUS

6.1   Indemnity.

The Borrower hereby confirms that the indemnification provisions set forth in Section 10.05 of the Credit Agreement shall apply to this Amendment and such losses, claims, damages, liabilities, costs and expenses (as more fully set forth therein as applicable) which may arise out of or in connection with any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory, the execution, delivery, enforcement, performance or administration of the Amendment or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby.

6.2   Limitation of Amendment.

Except as expressly modified hereby, the Credit Agreement shall continue in effect in accordance with its terms. Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Loan Parties under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect as modified by this Amendment and nothing herein can or may be construed as a novation thereof. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Third Amendment Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as modified by this Amendment.

6.3    Direction to Administrative Agent.

Each Consenting Lender (i) hereby directs the Administrative Agent to execute this Amendment and (ii) acknowledges and agrees that the Administrative Agent has executed this Amendment in reliance of the direction set forth in clause (i).

6.4    Consent.

Each Consenting Lender that delivers an executed counterpart of this Amendment on or prior to the Third Amendment Effective Date hereby consents to this Amendment and the amendments contemplated hereby.

6.5    Assignment.

Each Consenting Lender consenting to this Amendment via the cashless option hereby consents and agrees to, immediately upon the effectiveness of this Amendment, if so determined by the Arranger and the Borrower, sell a portion of the principal amount of its existing Term Loans (as identified by the Arranger) via an assignment on the Third Amendment Effective Date pursuant to an Assignment and

Assumption (or Master Assignment and Assumption, which will be substantially in the form attached hereto as Annex A (with such changes as requested by the Administrative Agent)). By executing a signature page hereto and consenting to this Amendment via the cashless option, each such Lender under the Credit Agreement shall be deemed to have executed a counterpart to the Master Assignment and Assumption to give effect, solely upon the consent and acceptance by the Arranger, to the assignment described in the immediately preceding sentence.

Each Cash Roll Lender hereby consents and agrees (subject to the effectiveness of the assignment referred to in the following clause (ii)) to (i) this Amendment, (ii) immediately upon the effectiveness of this Amendment, sell the entire principal amount of its existing Term Loans via an assignment on the Third Amendment Effective Date pursuant to an Assignment and Assumption (or Master Assignment and Assumption) and (iii) commit to repurchase a like amount (or, if so determined by the Arranger and the Borrower, a lesser amount identified by the Arranger) of the repriced Term Loans via an assignment after the Third Amendment Effective Date. By executing a signature page hereto and consenting to this Amendment via a cash settlement, each such Lender under the Credit Agreement shall be deemed to have executed a counterpart to the Master Assignment and Assumption to give effect, solely upon the consent and acceptance by the Arranger, to the assignment described in clause (ii) of the immediately preceding sentence.

6.6   Headings.

Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

6.7   Applicable Law.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.8   Jurisdiction; Waiver of Jury Trial.

The provisions of Sections 10.15(b), (c) and (d) and 10.16 of the Credit Agreement pertaining to consent to jurisdiction, waiver of venue, service of process, and waiver of jury trial are hereby incorporated by reference herein, mutatis mutandis.

6.9   Severability.

Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

6.10   Counterparts.

  This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging (including in .pdf or .tif format) means shall be effective as delivery of a manually executed counterpart of this Amendment

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

ZEKELMAN INDUSTRIES, INC.

By:	/s/ Michael P. McNamara, Jr.
	Name:	Michael P. McNamara, Jr.
	Title:	Executive Vice President and Secretary

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

GUARANTORS:

WHEATLAND TUBE, LLC

By:	/s/ Michael P. McNamara, Jr.
	Name:	Michael P. McNamara, Jr.
Title: President and Secretary

ATLAS (USA) HOLDING INC.

By:	/s/ Michael P. McNamara, Jr.
	Name:	Michael P. McNamara, Jr.
Title: Vice President and Secretary

ATLAS TUBE (PLYMOUTH) INC.

By:	/s/ Michael P. McNamara, Jr.
	Name:	Michael P. McNamara, Jr.
Title: Vice President and Secretary

ATLAS TUBE (CHICAGO), LLC

By:	/s/ Michael P. McNamara, Jr.
	Name:	Michael P. McNamara, Jr.
Title: President and Secretary

M.O.S. INC.

By:	/s/ Michael P. McNamara, Jr.
	Name:	Michael P. McNamara, Jr.
Title: Vice President and Secretary

WESTERN TUBE & CONDUIT CORPORATION

By:	/s/ Michael P. McNamara, Jr.
	Name:	Michael P. McNamara, Jr.
Title: President and Secretary

ATLAS TUBE (ALABAMA), INC.

By:	/s/ Michael P. McNamara, Jr.
	Name:	Michael P. McNamara, Jr.
Title: President and Secretary

ZEKELMAN HOLDING, INC.

By:	/s/ Michael P. McNamara, Jr.
	Name:	Michael P. McNamara, Jr.
Title: President and Secretary

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT and ARRANGER:

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Douglas Tansey
Douglas Tansey
Authorized Signatory

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]